Filed pursuant to Rule 424(b)(3)
Registration No. 333-266182

PROSPECTUS

Sitio Royalties Corp.

70,478,065 Shares

Class A Common Stock

Offered by the Selling Stockholders

This prospectus relates to the offer and sale, from time to time, in one or more offerings, by the selling stockholders named herein of up to 70,478,065 in the aggregate of Class A common stock, par value $0.0001 per share, of Sitio Royalties Corp. (“Class A common stock”) identified above. This prospectus provides you with a general description of the Class A common stock. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

Each time any of the selling stockholders offer and sell shares of our Class A common stock, such selling stockholder may provide one or more prospectus supplements to this prospectus that contains specific information about the offering and the selling stockholders, as well as the amounts, prices and terms of the Class A common stock. Any prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our Class A common stock. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.

The selling stockholders may offer and sell shares of our Class A common stock from time to time, together or separately, to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. If any underwriters, dealers or agents are involved in the sale of any of the Class A common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No Class A common stock may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such Class A common stock.

We are registering these 70,478,065 shares of our Class A common stock for sale by the selling stockholders pursuant to a Registration Rights Agreement, dated as of January 11, 2022, by and among us and the other parties thereto, which we entered into in connection with the Merger (as defined below). All of the shares of Class A common stock being registered hereby are shares of our Class A common stock issuable upon the redemption of common units representing limited partnership interests (the “OpCo Units”) in Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“OpCo”), together with the cancellation of an equal number of shares of our Class C common stock, par value $0.0001 per share (the “Class C common stock”).

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “STR”. On August 3, 2022, the last reported sale price of our Class A common stock on the NYSE was $28.19 per share.

Investing in our securities involves risks. See “Risk Factors” on page 8 of this prospectus and any similar section contained in any applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2022.

In making your investment decision, you should rely only on the information contained in this prospectus and any prospectus supplement or free writing prospectus prepared by us or on behalf of us or the information to which we have referred you or incorporated by reference into this prospectus. You should review carefully all of the detailed information appearing in this prospectus, any prospectus supplement, any free writing prospectus and the documents we have incorporated by reference before making any investment decision. Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. The information in this prospectus is not complete. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Class A common stock. You should not assume that the information contained in the documents incorporated by reference into this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the

i

registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders named in this prospectus may sell up to 70,478,065 shares of Class A common stock from time to time in one or more offerings as described in this prospectus. This prospectus generally describes Sitio Royalties Corp. and its Class A common stock that the selling stockholders may offer and sell.

Each time that a selling stockholder offers and sells Class A common stock, such selling stockholder may provide one or more prospectus supplements to this prospectus that will contain specific information about the Class A common stock being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any Class A common stock, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the Class A common stock covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the Class A common stock covered in this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.sitio.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our Class A common stock.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of this prospectus, and you should review that information in order to understand the nature of any investment by you in our Class A common stock. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2021;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2022;

•

Our Current Reports on Form 8-K filed on January 12, 2022, June  6, 2022, June  10, 2022, June  27, 2022, July  13, 2022, July  18, 2022 and July 26, 2022 (in each case, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K); and

•

The description of our Class  A common stock included in our Registration Statement on Form 8-A, filed on June 10, 2022, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(720) 640-7620

Attention: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other that the date on the front of each document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated herein by reference contain forward-looking statements for purposes of the federal securities laws. All statements, other than statements of present or historical fact, included in this prospectus concerning our strategy, future operations, financial condition, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Words such as “could,” “believe,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus include statements regarding our financial position, business strategy and other plans and objectives for future operations or transactions. These forward-looking statements are based on current expectations and assumptions of our management about future events and are based on currently available information as to the outcome and timing of future events. Such forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors contained in the documents incorporated by reference herein and the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause actual results to differ materially from the results contemplated by such forward-looking statements include:

•	our ability to identify, complete and integrate operations or realize any anticipated benefits savings or growth of acquisitions of properties or business;

•	our ability to execute our business strategy;

•

changes in general economic conditions, including the material and adverse negative consequences of the COVID-19 pandemic and its unfolding impact on the global and national economy and/or as a result of the armed conflict in Ukraine and associated economic sanctions on Russia;

•

the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments, including the armed conflict in Ukraine and the potential destabilizing effect such conflict may pose for the global oil and natural gas markets, and the ability of such producers to agree to and maintain oil price and production controls;

•

the effect of change in commodity prices, including the volatility of realized oil and natural gas prices, as a result of the Russian invasion of Ukraine that has led to significant armed hostilities and a number of severe economic sanctions on Russia or otherwise;

•	the level of production on our properties;

•	overall and regional supply and demand factors, delays, or interruptions of production;

•	our ability to replace our oil and natural gas reserves;

•	general economic, business or industry conditions, including the cost of inflation;

•	competition in the oil and natural gas industry;

•	conditions in the capital markets and our ability, and the ability of our operators, to obtain capital or financing on favorable terms or at all;

•	title defects in the properties in which we invest;

•	risks associated with the drilling and operation of crude oil and natural gas wells, including uncertainties with respect to identified drilling locations and estimates of reserves;

•	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services or personnel;

•	restrictions on the use of water;

•	the availability of pipeline capacity and transportation facilities;

•	the ability of our operators to comply with applicable governmental laws and regulations and to obtain permits and governmental approvals;

•	the effect of existing and future laws and regulatory actions, including federal and state legislative and regulatory initiatives relating to hydraulic fracturing;

•	future operating results;

•	risk related to our hedging activities;

•	exploration and development drilling prospects, inventories, projects, and programs;

•	the impact of reduced drilling activity in our focus areas and uncertainty in whether development projects will be pursued;

•	operating hazards faced by our operators;

•	technological advancements;

•	weather conditions, natural disasters and other matters beyond our control; and

•	certain risk factors discussed elsewhere in this prospectus.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We caution that the foregoing list of factors is not exclusive. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” or “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K, including Exhibit 99.7 to our Current Report on Form 8-K filed on June 10, 2022 (other than, in each case, information furnished rather than filed), all of which are incorporated by reference herein, and any risk factors included in any applicable prospectus supplement could substantially harm our business, results of operations and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and we may be subject to currently unforeseen risks that may have a materially adverse effect on our company. All subsequent written and oral forward-looking statements concerning our company, or any person acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to update publicly or revise any of these forward-looking statements.

ABOUT SITIO ROYALTIES CORP.

Overview

Sitio Royalties Corp. (“Sitio,” “we,” “us” or “our”) is a shareholder returns-driven company focused on large-scale consolidation of high-quality oil & gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. With a clear objective of generating cash flow from operations that can be returned to shareholders and reinvested, Sitio has accumulated over 173,700 net royalty acres (when normalized to a 1/8th royalty equivalent) through the consummation of over 180 acquisitions to date.

Our Corporate Information

Our principal executive offices are located 1401 Lawrence Street, Suite 1750, Denver, Colorado 80202, and our telephone number at that address is (720) 640-7620. Our website address is www.sitio.com. Information contained on our website does not constitute part of this prospectus.

Additional Information

For additional information about us, please refer to the documents set forth under “Where You Can Find More Information” in this prospectus.

RISK FACTORS

An investment in our Class A common stock involves a significant degree of risk. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, including Exhibit 99.7 to our Current Report on Form 8-K filed on June 10, 2022, as well as the other information contained, or incorporated by reference, in this prospectus or any applicable prospectus supplement, before deciding to invest in our Class A common stock. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, the trading price of our Class A common stock could decline, and you may lose all or a part of your investment in our Class A common stock. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A common stock by any of the selling stockholders under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders. We will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Class A common stock by the selling stockholders.

REDEMPTION OF SITIO OPCO PARTNERSHIP UNITS AND CLASS C COMMON STOCK

Pursuant to the Second Amended and Restated Agreement of Limited Partnership of OpCo (the “Partnership Agreement”), each holder of OpCo Units, including the selling stockholders named in this prospectus, generally has the right to cause OpCo to redeem its OpCo Units for an equivalent number of shares of Class A common stock (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and similar transactions) or, if either we or OpCo so elect, cash. In connection with such redemption of OpCo Units, a corresponding number of shares of Class C common stock will be cancelled.

SELLING STOCKHOLDERS

The selling stockholders identified below (the “selling stockholders”) may offer to sell from time to time in the future up to an aggregate of 70,478,065 shares of our Class A common stock pursuant to this prospectus. These shares of Class A common stock are issuable upon the redemption of OpCo Units, together with the cancellation of an equal number of shares of our Class C common stock (the “Redemption Right”). Such shares of Class C common stock and OpCo Units were acquired by the selling stockholders pursuant to: (i) those certain merger transactions contemplated by the Agreement and Plan of Merger, dated as of January 11, 2022 (the “Merger Agreement”), by and among us, OpCo, Ferrari Merger Sub A LLC, a Delaware limited liability company (“Merger Sub”), and DPM HoldCo, LLC, a Delaware limited liability company (“Desert Peak”), pursuant to which Merger Sub merged with and into Desert Peak (the “Merger”), with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of OpCo, and (ii) the Contribution Agreement, dated as of June 3, 2018, by and among us, Royal Resources L.P., Royal Resources GP L.L.C., Noble Royalties Acquisition Co., L.P., Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC and Hooks Holdings Company GP, LLC. Additionally, in connection with the Merger and pursuant to an Assignment and Allocation Agreement among the selling stockholders, OpCo, Desert Peak, and each of our executive officers, certain shares of Class C common stock and OpCo Units were issued to our executive officers (the “Restricted Securities”), which are subject to certain transfer restrictions and forfeiture by the holders thereof if certain conditions are not satisfied. Certain of the selling stockholders have the right to receive one share of Class C common stock and one OpCo Unit for each Restricted Security that is forfeited by the holders thereof (each such right, an “Allocation Right”).

Any issuance of the Class A common stock to the selling stockholders in connection with exercise of the Redemption Right will be, and the initial issuance of the Class C common stock (and related OpCo Units) to the selling stockholders was, exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). We are registering the offering by the selling stockholders of the shares of Class A common stock described below pursuant to the provisions of the Registration Rights Agreement dated January 11, 2022 between us and the holders of our securities defined therein.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table sets forth information as of July 12, 2022 provided by each selling stockholder on or prior to such date regarding (i) the beneficial ownership of shares of our Class A common stock and our Class C common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus or any applicable prospectus supplement, assuming each selling stockholder has redeemed all OpCo Units, together with the cancellation of an equal number of shares of our Class C common stock, beneficially owned by it for an equivalent number of shares of our Class A common stock. The percentage of combined voting power prior to, and after, the offering is based on 12,700,770 shares of our Class A common stock and 71,140,064 shares of Class C common stock outstanding as of July 15, 2022. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders.

We have not sought to verify the information provided by the selling stockholders. The selling stockholders may hold or acquire at any time shares of Class A common stock in addition to those offered by this prospectus and may have acquired additional shares of Class A common stock since the date on which the information reflected herein was provided to us.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our Class A common stock offered by this prospectus. Because the selling stockholders identified in the table may sell some or all of the shares of our Class A common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the Registration Rights Agreement, dated as of January 11, 2022, among us and the holders of our securities named therein, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of our Class A common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our Class A common stock that they may currently own.

	Shares Owned Before the Offering			Shares of Class A Common Stock that may be sold hereby (3)	Shares Owned After the Offering
Selling stockholders(1):	Class A Common Stock	Class C Common Stock	Combined Voting Power (2)		Class A Common Stock	Class C Common Stock	Combined Voting Power (2)
Rock Ridge Royalty Company LLC (4)	—	12,226,304	14.6%	12,226,304	—	—	—
BX Royal Aggregator LP (5)	—	8,637,727	10.3%	8,637,727	—	—	—
Source Energy Partners, LLC (6)	—	12,935,120	15.4%	12,935,120	—	—	—
Kimmeridge (7)	—	36,495,520	43.5%	36,678,914	—	—	—

(1)	Each of the selling stockholders is a member of OpCo and has received one share of Class C common stock for each OpCo Unit that it holds.
(2)

Represents percentage of voting power of our Class A common stock and Class C common stock voting together as a single class. Each share of Class C common stock has no economic rights but entitles the holder thereof to one vote for each OpCo Unit by such holder. Accordingly, the holders of our Class C common stock collectively have a number of votes in Sitio equal to the number of OpCo Units that they hold.

(3)

Includes shares of our Class C common stock (including those underlying the Allocation Rights) owned by the selling stockholders that, subject to the terms of the Partnership Agreement, are, together with an equivalent number of OpCo Units, redeemable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(4)

Includes 61,132 shares of Class C common stock underlying the Allocation Rights held by Rock Ridge Royalty Company LLC (“Rock Ridge”). Rock Ridge is controlled by RRR Energy LLC. RRR Aggregator LLC is the sole member of RRR Energy LLC. BX Primexx Topco LLC is the sole member of RRR Aggregator LLC. BCP VII/BEP II Holdings Manager L.L.C. is the managing member of BX Primexx Topco LLC. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of BCP VII/BEP II Holdings Manager L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of Blackstone EMA II L.L.C. and BMA VII L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. is the sole member of Blackstone

Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of each of the persons identified in this note is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.
(5)

BCP VI/BEP Holdings Manager L.L.C. is the general partner of BX Royal Aggregator LP. Blackstone Energy Management Associates L.L.C. and Blackstone Management Associates VI L.L.C. are the managing members of BCP VI/BEP Holdings Manager L.L.C. Blackstone EMA L.L.C. is the sole member of Blackstone Energy Management Associates L.L.C. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. Blackstone Holdings III L.P. is the managing member of each of Blackstone EMA L.L.C. and BMA VI L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. Blackstone Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of each of the persons identified in this note is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

(6)

Includes (i) 7,380,700 shares of Class C common stock (including those underlying the Allocation Rights) held by Source Energy Leasehold, LP and (ii) 5,554,420 shares of Class C common stock (including those underlying the Allocation Rights) held by Permian Mineral Acquisitions, LP. Permian Mineral Acquisitions GP, LLC, is the general partner of Permian Mineral Acquisitions, LP. Source Energy Operating, LP, is the sole member of Permian Mineral Acquisitions GP, LLC and the general partner of Source Energy Leasehold, LP. Source Energy Manager, LLC is the general partner of Source Energy Operating, LP. Source Energy Partners, LLC is the sole member of Source Energy Manager, LLC. OCM Source Holdings, L.P., in its capacity as the sole owner of Series A Units of Source Energy Partners, LLC, has the ability to direct the management of Source Energy’s business, including the power to vote and dispose of securities held by Source Energy Partners, LLC. Oaktree Fund GP, LLC is the general partner of OCM Source Holdings, L.P. Oaktree Fund GP I, L.P. is the managing member of Oaktree Fund GP, LLC. Oaktree Capital I, L.P. is the general partner of Oaktree Fund GP I, L.P. OCM Holdings I, LLC is the general partner of Oaktree Capital I, L.P. Oaktree Holdings, LLC is the managing member of OCM Holdings I, LLC. Oaktree Capital Group, LLC is the managing member of Oaktree Holdings, LLC. Oaktree Capital Group Holdings GP, LLC, in its capacity as the indirect owner of the class B units of Oaktree Capital Group, LLC, has the ability to appoint and remove certain directors of OCG and, as such, may indirectly control the decisions of Oaktree Capital Group, LLC. Brookfield Asset Management Inc., in its capacity as the indirect owner of the class A units of Oaktree Capital Group, LLC, has the ability to appoint and remove certain directors of Oaktree Capital Group, LLC. BAM Partners Trust, a trust formed under the laws of Ontario (“BAM Partnership”), in its capacity as the sole owner of Class B Limited Voting Shares of; Brookfield Asset Management Inc., has the ability to appoint and remove certain directors of Brookfield Asset Management Inc. The address of each of the persons identified in this note is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(7)

The shares being registered hereby include (i) 32,390,232 shares of Class C common stock (including those underlying the Allocation Rights) held by KMF DPM HoldCo, LLC and (ii) 4,288,682 shares of Class C common stock (including those underlying the Allocation Rights) held by Chambers DPM HoldCo, LLC. Kimmeridge Energy Management Company, LLC, a Delaware limited liability company (“Kimmeridge”), is the investment adviser to the ultimate parent company of KMF DPM HoldCo, LLC and Chambers DPM HoldCo, LLC. Kimmeridge is managed by a board of managers, each of whom is a Managing Member, consisting of Benjamin Dell, Henry Makansi, Neil McMahon, Noam Lockshin, Alexander Inkster, Neda Jafar and Denis Laloy. The address of each of the persons identified in this note is 412 West 15th Street - 11th Floor, New York, New York 10011.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to our third amended and restated certificate of incorporation (the “A&R Charter”) and our amended and restated bylaws.

Our authorized capital stock consists of 240,000,000 shares of Class A common stock, 120,000,000 shares of Class C common stock and 1,000,000 shares of preferred stock. As of July 15, 2022, there were 12,700,770 shares of Class A common stock outstanding, 71,140,064 shares of Class C common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Class A common stock

Holders of the Class A common stock are entitled to one vote for each share held on all matters to be voted on our stockholders. Holders of the Class A common stock and holders of the Class C common stock vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or the A&R Charter. Notwithstanding the foregoing, except as otherwise required by law or the A&R Charter (including any preferred stock designation), holders of shares of Class A common stock shall not be entitled to vote on any amendment to the A&R Charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the A&R Charter (including any preferred stock designation) or as required by applicable provisions of the Delaware General Corporation Law (the “DGCL”), or applicable stock exchange rules. In addition, holders of Class A common stock, voting as a separate class, are entitled to approve any amendment, alteration or repeal of any provision of the A&R Charter (whether by merger, consolidation or otherwise), if such amendment, alteration or repeal would alter or change, in a manner adverse to the holders of the Class A common stock, the powers, preferences or rights of the Class A common stock, relative to the powers, preferences or rights of any other class of common stock, as such relative powers, preferences or rights exist as of the date of the A&R Charter.

Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

In the event of a liquidation, dissolution or winding up of the Company, holders of the Class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A common stock.

The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock are fully paid and non-assessable.

Class C common stock

Holders of the Class C common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A common stock and holders of the Class C common stock vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or the A&R Charter. Notwithstanding the foregoing, except as otherwise required by law or the

A&R Charter (including any preferred stock designation), holders of shares of Class C common stock shall not be entitled to vote on any amendment to the A&R Charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the A&R Charter (including any preferred stock designation) or as required by applicable provisions of the DGCL or applicable stock exchange rules. In addition, holders of Class C common stock, voting as a separate class, are entitled to approve any amendment, alteration or repeal of any provision of the A&R Charter (whether by merger, consolidation or otherwise), if such amendment, alteration or repeal would alter or change, in a manner adverse to the holders of the Class C common stock, the powers, preferences or rights of the Class C common stock, relative to the powers, preferences or rights of any other class of common stock, as such relative powers, preferences or rights exist as of the date of the A&R Charter.

Under the A&R Charter, no dividends may be declared or paid on shares of Class C common stock and holders of Class C common stock do not receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. In addition, the Company may not enter into any agreement providing for (i) a merger, consolidation or other business combination requiring the approval of the Company’s stockholders, (ii) any acquisition of all or substantially all of the Company’s assets or (iii) any tender or exchange offer by the Company or any third party to acquire stock of the Company (collectively, a “sale transaction”) in which it is proposed that (1) the shares of Class C common stock are converted into the right to receive, directly or indirectly, in connection with such sale transaction, any consideration or (2) each share of Class C common stock, together with each Opco Unit, are converted into the right to receive, in connection with a sale transaction, a different amount of consideration on a per share basis as that received by each share of Class A common stock.

The shares of Class C common stock have no preemptive rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class C common stock. All outstanding shares of our Class C common stock are fully paid and non-assessable.

Warrants

The warrants include 7,500,000 warrants issued in a private placement (each, a “Private Placement Warrant”) in connection with our initial public offering and 13,749,998 warrants sold to the public (each, a “Public Warrant”) as part of the units in our initial public offering.

Public Warrants

Following a four-to-one reverse stock split of the Company’s Class A common stock and Class C common stock on June 3, 2022 as described in the Form 8-K, each four Public Warrants entitles the registered holder to purchase one share of Class A common stock at a price of $44.84 per share, subject to certain adjustments, at any time. Public Warrants must be exercised for a whole share. The Public Warrants will expire on August 23, 2023, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and have no obligation to settle such warrant exercise unless a registration statement with respect to the shares of Class A common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the satisfaction of our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we are not obligated to issue any shares to holders seeking to exercise their Public Warrants unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

We agreed to use our best efforts to file with the U.S. Securities and Exchange Commission a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. We will use our best efforts to maintain the effectiveness of that registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement, dated July 20, 2017 between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). Notwithstanding the above, if our Class A common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event that we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable Blue Sky laws to the extent an exemption is not available.

Subject to the restrictions described below, once the Public Warrants become exercisable, we may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $72.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As described further below under “—Private Placement Warrants,” the Private Placement Warrants will not be redeemable by the Company so long as they are held by Osprey Sponsor, LLC (“Osprey”) or its permitted transferees.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $72.00 redemption trigger price as well as the $44.84 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of its Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call the Public Warrants for redemption and our management does not take advantage of this option, Osprey and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of the Company’s capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrants properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The Public Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their Public Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be redeemable by the Company so long as they are held by Osprey or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the units in our initial public offering. If the Private Placement Warrants are held by holders other than Osprey or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants included in the units sold in our initial public offering.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Placement Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Placement Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by Osprey and its permitted transferees is because it was not known at the time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling their securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Public Warrants and sell the shares of Class A common stock issuable upon exercise of the Public Warrants freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Private Placement Warrants on a cashless basis is appropriate.

The Private Placement Warrants were sold in a private placement pursuant to a purchase agreement between the Company and Osprey. On September 17, 2018, Osprey completed the distribution of all of the Private Placement Warrants to the holders of its equity interests. The Private Placement Warrants have the terms set forth in the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

Certain Anti-Takeover Provisions of Delaware Law

Delaware Law

Section 203 of the DGCL (“Section 203”), subject to certain exceptions set forth therein, prohibits a Delaware corporation from engaging in any business combination (as defined in Section 203) with any interested stockholder (as defined in Section 203) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

A corporation may elect not to be subject to Section 203. We have elected to not be subject to the provisions of Section 203.

A&R Charter and Bylaws

Provisions of our A&R Charter and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our A&R Charter and bylaws:

•

provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders;

•

authorize our board of directors to issue undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of the total number of remaining authorized directors;

•

provide that special meetings of our stockholders may be called only by our board pursuant to a majority vote of our board and the ability of our stockholders to call a special meeting is specifically denied; and

•	provide that our bylaws may be amended by unilateral action of a majority of the board of directors.

Corporate Opportunity

The A&R Charter provides that, to the fullest extent permitted by law, (i) the Company renounces all interest and expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities presented to any of its directors, stockholders or certain other exempted persons, including KMF DPM HoldCo, LLC and Chambers DPM HoldCo, LLC, each an affiliate of Kimmeridge, Rock Ridge Royalty Company, LLC and Royal Resources, L.P., each an affiliate of Blackstone Inc., and Source Energy Leasehold, LP and Permian Mineral Acquisitions, LP. (collectively, the “Exempted Persons”), or affiliates of such persons, (ii) none of the Company’s directors or stockholders or the Exempted Persons that is not an employee of the Company or its subsidiaries has a duty to refrain from engaging in the same or similar business activities or lines of business as the Company or its subsidiaries, and (iii) none of the Company’s directors or stockholders or the Exempted Persons that is not an employee of the Company or its subsidiaries has a duty to communicate or offer such business opportunities to the Company, unless such potential transaction or business opportunity is expressly offered to a director solely in his or her capacity as a director of the Company or its subsidiaries.

Limitation of Liability

The A&R Charter provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless such director violated his or her duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

Indemnification

The A&R Charter and bylaws provide that, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Company will indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the

Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such person in connection with such proceeding.

Exclusive Forum

The A&R Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or, if such court does not have jurisdiction, another state or federal court siting in the State of Delaware with subject matter jurisdiction, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or the A&R Charter or the bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the A&R Charter or the bylaws, or (v) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine.

This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Registration Rights

Pursuant to the Registration Rights Agreement, dated as of January 11, 2022, by and among us and the other parties thereto, the Company agreed to register for resale, pursuant to Rule 415 of the Securities Act, shares of our Class A common stock held by the selling stockholders immediately following the Merger, including any shares of Class A common stock issued or issuable upon the exchange of the shares of Class C common stock and OpCo Units held by the selling stockholders immediately following the Merger. Additionally, the selling stockholders received certain piggyback rights to participate in underwritten offerings of the Company, subject to customary exceptions, and demand certain underwritten offerings. The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which was filed with the SEC on January 12, 2022 as Exhibit 10.2 to Falcon’s Current Report on Form 8-K and is incorporated here by reference.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer and Trust Company.

Listing

Our Class A common stock is listed on the NYSE under the symbol “STR.” Our warrants are listed on the NYSE American LLC under the symbol “STR WS.”

PLAN OF DISTRIBUTION

The selling stockholders may use one or more of the following methods when selling Class A common stock under this prospectus:

•	underwritten transactions (whether on a firm commitment or best efforts basis, including through bought deals);

•	sales through agents or to or through underwriters, brokers or dealers;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales directly to one or more purchasers;

•	sales on the NYSE or on any national securities exchange or quotation service on which our Class A common stock may be listed or quoted at the time of the sale;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through the distribution of securities by an selling stockholder to its partners, members or stockholders;

•	short sales and delivery of shares of our Class A common stock to close out short positions entered into after the effective date of this registration statement;

•	sales by broker-dealers of shares of our Class A common stock that are loaned or pledged to such broker-dealers;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell our Class A common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

Additionally, the selling stockholders may elect to make an in-kind distribution of their shares of common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement. The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Prospectus supplements may be prepared that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the Class A common stock, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A selling stockholder may fix a price or prices of our Class A common stock at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

A selling stockholder may change the price of the Class A common stock offered from time to time.

If a selling stockholder uses underwriters in an offering, it will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If a selling stockholder uses an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If a selling stockholder uses underwriters for a sale of shares of our Class A common stock, the underwriters will acquire the shares of our Class A common stock for their own accounts. The underwriters may resell the shares of our Class A common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered shares of our Class A common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered shares of our Class A common stock if any are purchased.

If dealers are used in an offering, a selling stockholder may sell the shares of our Class A common stock to the dealers as principals. The dealers then may resell the shares of our Class A common stock to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from the selling stockholders and any profit on their resale of the Class A common stock may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified in the applicable prospectus supplement and their compensation will be described. A selling stockholder may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, a selling stockholder will authorize underwriters or other persons acting as such selling stockholder’s agents to solicit offers by institutional investors to purchase shares of our Class A common stock pursuant to contracts providing for payment and delivery on a future date. A selling stockholder may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered shares of our Class A common stock will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, a selling stockholder may enter into derivative transactions with third parties, or sell shares of our Class A common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares of our Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of our Class A common stock pledged by such selling stockholder or borrowed from such selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use Class A common stock received from such selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a selling stockholder may otherwise loan or pledge shares of our Class A common stock to a financial institution or other third party that in turn may sell the shares of our Class A common stock short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in such shares of our Class A common stock or in connection with a concurrent offering of other shares of our Class A common stock.

From time to time, a selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus. The number of shares offered under this prospectus by a given selling shareholder will decrease as and when such events occur.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the Class A common stock offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Additional legal matters may be passed upon for the selling stockholders or any underwriters, dealers or agents by counsel that may be named in any applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Kimmeridge Mineral Fund, LP, Sitio’s predecessor for financial reporting purposes, as of December 31, 2021 and 2020 and for each of the three years ended December 31, 2021, 2020 and 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Falcon Minerals Corporation as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Rock Ridge Royalty Company LLC (“Rock Ridge”) as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The statement of revenues and direct expenses of the acquisition of approximately 25,000 NRAs from Source Energy Leasehold, LP and Permian Mineral Acquisition, LP (the “Source Acquisition”) for the year ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm for the Source Acquisition, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 Source Acquisition statement of revenue and direct expenses (the Financial Statement) contains an explanatory paragraph that states that the Financial Statement was prepared for the purpose of complying with the rules and regulations under Rule 3-05 of the Securities and Exchange Commission Regulation S-X as described in Note 1 to the Financial Statement, and is not intended to be a complete presentation of the Source Acquisition’s results of operations. Our opinion is not modified with respect to this matter.

The information incorporated by reference herein regarding estimated quantities of proved reserves of Desert Peak Minerals and related future net cash flows related to those reserves as of December 31, 2021 incorporated by reference herein were based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

The information incorporated by reference herein regarding estimated quantities of proved reserves of Falcon Minerals and related future net cash flows related to those reserves as of December 31, 2021 incorporated by reference herein were based upon a reserve report by independent petroleum engineers, Ryder Scott Company, L.P. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

Sitio Royalties Corp.

PROSPECTUS